FOR IMMEDIATE RELEASE

STIFEL REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

•GAAP EPS  of $0.21

•Adjusted Non-GAAP EPS of $0.69

ST. LOUIS, November 2, 2016 – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $16.3 million, or $0.21 per diluted common share on net revenues of $642.0 million for the three months ended September 30, 2016, compared with net income of $17.2 million, or $0.22 per diluted common share, on net revenues of $591.6 million for the third quarter of 2015.

The GAAP results for the three months ended September 30, 2016 were impacted by the following:

•	Anticipated merger-related charges of approximately $46.7 million, primarily for the Barclays Wealth and Investment Management, Americas and Sterne Agee Group, Inc. transactions;
•	Litigation-related expenses of approximately $11.8 million associated with previously disclosed legal matters; and
•	The write-off of debt issuance costs and other acquisition-related items of approximately $3.8 million that reduced GAAP net revenues.

Taken together, these items impacted net income available to common shareholders by $36.9 million, or $0.48 per diluted common share.

Chairman’s Comments

“I am pleased with our results as Stifel generated $642 million in GAAP net revenue in the quarter. Excluding the revenue tied to the Sterne Agee businesses that we sold at the beginning of the quarter, GAAP net revenue increased 2% sequentially driven by our Global Wealth Management and Advisory businesses. We continue to benefit from the growth in our balance sheet, which increased to more than $17 billion during the quarter. In addition, our bottom line was positively impacted by our recently implemented cost reduction initiatives as adjusted non-compensation expense came in below our guidance for the quarter,” stated Ronald J. Kruszewski, Chairman and CEO of Stifel.

“Despite the progress we continue to make in our growth initiatives, the industry continues to face headwinds from lower trading volumes and subdued issuance markets as well as from heightened regulatory oversight. While these conditions can weigh on results from time to time, we remain focused on maximizing shareholder returns over the longer-term. Given our market position and our strong and growing balance sheet, I believe that Stifel remains well positioned to capitalize on near-term opportunities as well as long-term profitable growth.”

Financial Highlights (Unaudited)	Three Months Ended
(in 000s, except per share data)	9/30/2016	9/30/2015	6/30/2016	Non-GAAP (1) 9/30/2016
U.S. GAAP
Net revenues	$641,986	$591,575	$652,145	$645,767
Compensation ratio	67.6%	68.3%	70.5%	62.5%
Non-compensation ratio	28.0%	27.9%	27.0%	23.5%
Pre-tax operating margin	4.4%	3.8%	2.4%	14.0%
Net income	$17,814	$17,179	$9,771	$54,719
Preferred dividend	1,563	-	-	1,563
Net income available to common shareholders	$16,251	$17,179	$9,771	$53,156
Earnings per diluted common share	$0.23	$0.22	$0.13	$0.71
Earnings per diluted common share available to common shareholders	$0.21	$0.22	$0.13	$0.69
(1)	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $288.3 million, a 0.5% decrease compared with the third quarter of 2015 and a 6.6% decrease compared with the second quarter of 2016. Brokerage revenues generated by the Sterne Businesses that were sold on July 1, 2016 were $18.8 million during the third quarter of 2015 and $15.8 million during the second quarter of 2016, respectively.

	Three Months Ended
(in 000s)	9/30/16	9/30/15	% Change	6/30/16	% Change
Global Wealth Management brokerage revenues	$165,476	$169,319	(2.3)	$172,178	(3.9)

Institutional brokerage:
Equity	51,004	59,769	(14.7)	55,008	(7.3)
Fixed income	71,794	60,588	18.5	81,344	(11.7)
Total institutional brokerage	122,798	120,357	2.0	136,352	(9.9)

Total brokerage revenues	$288,274	$289,676	(0.5)	$308,530	(6.6)
•

Global wealth management brokerage revenues were $165.5 million, a 2.3% decrease compared with the third quarter of 2015 and a 3.9% decrease compared with the second quarter of 2016. Excluding the revenues from the Sterne businesses, global wealth brokerage revenues for the third quarter of 2016 increased 8.7% compared to the third quarter of 2015 and increased 3.9% compared to the second quarter of 2016.

•	Institutional equity brokerage revenues were $51.0 million, a 14.7% decrease compared with the third quarter of 2015 and a 7.3% decrease compared with the second quarter of 2016.
•	Institutional fixed income brokerage revenues were $71.8 million, an 18.5% increase compared with the third quarter of 2015 and an 11.7% decrease compared with the second quarter of 2016.

Investment Banking Revenues

Investment banking revenues were $144.8 million, a 21.9% increase compared with the third quarter of 2015 and an 8.8% increase compared with the second quarter of 2016.

	Three Months Ended
(in 000s)	9/30/16	9/30/15	% Change	6/30/16	% Change
Investment banking:
Capital raising:
Equity	$32,546	$36,615	(11.2)	$37,638	(13.6)
Fixed income	25,931	32,382	(19.8)	28,774	(9.7)
Capital raising	58,477	68,997	(15.2)	66,412	(11.9)
Advisory fees:	86,322	49,756	73.5	66,713	29.4
Total investment banking	$144,799	$118,753	21.9	$133,125	8.8
•	Equity capital raising revenues were $32.5 million, an 11.2% decrease compared with the third quarter of 2015 and a 13.6% decrease compared with the second quarter of 2016.
•	Fixed income capital raising revenues were $26.0 million, a 19.8% decrease compared with the third quarter of 2015 and a 9.7% decrease compared with the second quarter of 2016.
•	Advisory fee revenues were $86.3 million, a 73.5% increase compared with the third quarter of 2015 and a 29.4% increase compared with the second quarter of 2016.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $144.2 million, a 10.4% increase compared with the third quarter of 2015 and a 0.3% decrease compared with the second quarter of 2016. The increase from the comparative period in 2015 is primarily attributable to the growth in the value of fee-based accounts.

Net Interest Income

Net interest income was $55.5 million, a 65.3% increase compared with the third quarter of 2015 and a 14.4% increase compared with the second quarter of 2016.

•

Interest income was $74.9 million, a 72.6% increase compared with the third quarter of 2015 and a 13.8% increase compared with the second quarter of 2016. Interest income was impacted by the continued growth of interest-earning assets.

•

Interest expense was $19.4 million, a 97.9% increase compared with the third quarter of 2015 and a 12.3% increase compared with the second quarter of 2016. Interest expense was impacted by the Company’s December 2015 issuance of $300.0 million of 3.50% senior notes and by the write-off of debt issuance costs as a result of the redemption of the Company’s $150.0 million 5.375% senior notes in July 2016.

Compensation and Benefits Expenses

For the quarter ended September 30, 2016, compensation and benefits expenses were $434.2 million, which included $30.7 million of merger-related expenses. This compares with $404.2 million in the third quarter of 2015 and $460.0 million in the second quarter of 2016. Excluding merger-related expenses, compensation and benefits as a percentage of net revenues were 62.5% in the third quarter of 2016.

Non-Compensation Operating Expenses

For the quarter ended September 30, 2016, non-compensation operating expenses were $179.8 million, which included litigation and merger-related expenses of $27.8 million. This compares with $165.0 million in the third quarter of 2015 and $176.3 million in the second quarter of 2016. Excluding litigation and merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended September 30, 2016 were 23.5%.

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended September 30, 2016 was 36.3% compared with 38.1% for the second quarter of 2016. The adjusted non-GAAP effective income tax rate for the quarter ended September 30, 2016 was 39.4%.

Certain settlements or judgments associated with the Company’s disclosed matters may not be deductible for tax purposes to the extent they constitute penalties.  The Company has not established a provision for the non-deductibility of such amounts where the amounts are uncertain.

Assets and Capital

Assets

•

Assets increased 84.0% to $17.2 billion as of September 30, 2016 from $9.4 billion as of September 30, 2015. The increase is attributable to growth of Stifel Bank, which as of September 30, 2016 has grown its assets to $11.2 billion from $4.6 billion as of September 30, 2015. Stifel Bank has increased its investment portfolio by 207.3% and its loan portfolio by 98.2% and since September 30, 2015.

•	Non-performing assets as a percentage of total assets as of September 30, 2016 was 0.28%.

Capital

•	Shareholders’ equity as of September 30, 2016 increased 8.0% to $2.7 billion from $2.5 billion as of September 30, 2015.
•	The Company issued $150.0 million of non-cumulative perpetual preferred stock during the third quarter of 2016.
•	During the nine months ended September 30, 2016, the Company repurchased 3.4 million shares of the Company’s common stock at an average price of $33.22 per share.
•	At September 30, 2016, book value per common share was $40.65 based on 66.2 million common shares outstanding. This represents an 11.0% increase from September 30, 2015.
•	At September 30, 2016, the Company’s Tier 1 leverage capital and Tier 1 risk-based capital ratios were 11.8% and 22.0%, respectively, compared to 16.4% and 29.4%, respectively, at September 30, 2015.

Conference Call Information

Stifel Financial Corp. will host its third quarter 2016 financial results conference call on Thursday, November 3, 2016, at 8:30 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #89118403. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Nine Months Ended
(in 000s, except per share amounts)	9/30/16	9/30/15	% Change	6/30/16	% Change	9/30/16	9/30/15	% Change
Revenues:
Commissions	$171,272	$194,083	(11.8)	$182,104	(5.9)	$551,306	$562,249	(1.9)
Principal transactions	117,002	95,593	22.4	126,426	(7.5)	364,376	281,794	29.3
Brokerage Revenues	288,274	289,676	(0.5)	308,530	(6.6)	915,682	844,043	8.5

Capital raising	58,477	68,997	(15.2)	66,412	(11.9)	178,193	237,465	(25.0)
Advisory fees	86,322	49,756	73.5	66,713	29.4	200,389	162,837	23.1
Investment banking	144,799	118,753	21.9	133,125	8.8	378,582	400,302	(5.4)
Asset management and service fees	144,206	130,636	10.4	144,567	(0.3)	433,305	364,442	18.9
Other income	9,209	18,930	(51.4)	17,405	(47.1)	33,804	44,471	(24.0)
Operating Revenue	586,488	557,995	5.1	603,627	(2.8)	1,761,373	1,653,258	6.5
Interest Revenue	74,881	43,376	72.6	65,780	13.8	203,488	129,964	56.6
Total Revenue	661,369	601,371	10.0	669,407	(1.2)	1,964,861	1,783,222	10.2
Interest Expense	19,383	9,796	97.9	17,262	12.3	50,756	32,914	54.2
Net Revenue	641,986	591,575	8.5	652,145	(1.6)	1,914,105	1,750,308	9.4

Non-interest Expenses:
Compensation and benefits	434,236	404,205	7.4	460,023	(5.6)	1,305,372	1,169,896	11.6
Occupancy and equipment rental	62,453	53,282	17.2	58,746	6.3	178,455	145,798	22.4
Communication and office supplies	31,182	35,678	(12.6)	37,426	(16.7)	105,268	96,026	9.6
Commissions and floor brokerage	10,777	12,430	(13.3)	12,145	(11.3)	34,653	31,623	9.6
Other operating expenses	75,356	63,632	18.4	68,012	10.8	202,669	176,480	14.8
Total non-interest expenses	614,004	569,227	7.9	636,352	(3.5)	1,826,417	1,619,823	12.8
Income before income taxes	27,982	22,348	25.2	15,793	77.2	87,688	130,485	(32.8)
Provision for income taxes	10,168	5,169	96.7	6,022	68.8	33,048	49,321	(33.0)
Net income	17,814	17,179	3.7	9,771	82.3	54,640	81,164	(32.7)
Preferred dividends	1,563	—	n/m	—	n/m	1,563	—	n/m
Net income available to common shareholders	$16,251	$17,179	(5.4)	$9,771	66.3	$53,077	$81,164	(34.6)
Earnings per common share:
Basic	$0.24	$0.25	(4.0)	$0.15	60.0	$0.79	$1.18	(33.1)
Diluted	$0.21	$0.22	(4.5)	$0.13	61.5	$0.69	$1.04	(33.7)

Weighted average number of common shares outstanding:
Basic	66,482	69,633	(4.5)	66,792	(0.5)	66,950	68,675	(2.5)
Diluted	77,544	79,759	(2.8)	75,982	2.1	76,612	78,326	(2.2)

Summary Business Segment Results (Unaudited)
	Three Months Ended
(in 000s)	9/30/16	9/30/15	% Change	6/30/16	% Change
Net revenues:
Global Wealth Management	$390,032	$357,306	9.2	$386,039	1.0
Institutional Group	258,800	232,125	11.5	260,920	(0.8)
Other	(6,846)	2,144	(419.3)	5,186	(232.0)
Total net revenues	$641,986	$591,575	8.5	$652,145	(1.6)

Operating expenses:
Global Wealth Management	$280,953	$260,079	8.0	$280,986	0.0
Institutional Group	213,877	206,272	3.7	218,506	(2.1)
Other	119,174	102,876	15.8	136,860	(12.9)
Total operating expenses	$614,004	$569,227	7.9	$636,352	(3.5)

Operating contribution:
Global Wealth Management	$109,079	$97,227	12.2	$105,053	3.8
Institutional Group	44,923	25,853	73.8	42,414	5.9
Other	(126,020)	(100,732)	25.1	(131,674)	(4.3)
Income before income taxes	$27,982	$22,348	25.2	$15,793	77.2

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	55.2	57.1		56.6
Institutional Group	61.1	62.0		58.8
Non-compensation operating expenses
Global Wealth Management	17.0	15.7		16.2
Institutional Group	21.5	26.9		25.0
Income before income taxes
Global Wealth Management	27.8	27.2		27.2
Institutional Group	17.4	11.1		16.2

Stifel Bank & Trust - a component of Global Wealth Management (Unaudited)
Key Statistical Information
(in 000s, except percentages)	9/30/16	9/30/15	% Change	6/30/16	% Change
Other information:
Assets	$11,206,514	$4,619,093	142.6	$9,430,534	18.8
Investment securities	5,376,550	1,749,590	207.3	4,579,752	17.4
Retained loans, net	5,363,890	2,706,074	98.2	4,588,600	16.9
Loans held for sale	217,316	179,588	21.0	250,725	(13.3)
Deposits	9,885,441	4,116,814	140.1	7,881,219	25.4

Net interest margin	2.40%	2.49%		2.35%
Allowance as a percentage of loans	0.76%	1.13%		0.86%
Non-performing assets as a percentage of total assets	0.28%	0.03%		0.37%

Statistical Information
(in 000s, except per share amounts)	9/30/16	9/30/15	% Change	6/30/16	% Change
Statistical Information:
Book value per share	$40.65	$36.63	11.0	$37.41	8.7
Financial advisors (1) (2)	2,280	2,223	2.6	2,298	(0.8)
Locations	396	391	1.3	400	(1.0)
Total client assets (1)	$234,490,000	$193,444,000	21.2	$225,983,000	3.8
Fee-based client assets	$67,927,000	$55,811,000	21.7	$65,491,000	3.7
Client money market and insured product	$18,478,000	$14,825,000	24.6	$17,674,000	4.5
Secured client lending(3)	$2,770,783	$1,515,540	82.8	$2,657,313	4.3

(1)      On July 1, 2016, we sold the independent contractor business acquired with the Sterne Agee transaction in June 2015. As of June 30, 2016, there were 540 independent contractors included in the disposed business unit and $11.5 billion of total client assets. As of September 30, 2015, there were 623 independent contractors included in the disposed business unit and $14.6 billion of total client assets. These numbers have been excluded from the above table.

(2)	Includes 125, 132, and 127 independent contractors at September 30, 2016, September 30, 2015, and June 30, 2016, respectively.

(3)      Includes client margin balances held by our broker-dealer subsidiaries and securities-based loans held at Stifel Bank.

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended September 30, 2016. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income on a GAAP basis for the three months ended September 30, 2016 to net income on a non-GAAP basis for the same period.

(in 000s)
GAAP net income	$17,814
Preferred dividend	1,563
Net income available to common shareholders	$16,251

Non-GAAP adjustments:
Acquisition-related (1)	46,665
Litigation related matters (2)	11,796
Write-off of debt issuance costs and other acquisition-related (3)	3,781
Total non-GAAP adjustments	62,242
Provision for income taxes	(25,337)
Non-GAAP net income available to common shareholders	$53,156
(1)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, lease abandonment, and professional fees. These costs were directly related to acquisitions and dispositions of certain businesses and are not representative of the costs of running the Company’s on-going business. Includes $22.6 million in unit amortization charges related to the removal of the service requirement on restricted awards issued to certain employees of Barclays in 2016.

(2)	Primarily related to costs associated with the Company’s previously disclosed legal matters.
(3)	Relates to the write-off of debt issuance costs as a result of the redemption of our $150.0 million 5.375% senior notes in July 2016.

The SEC issued new interpretative guidance on the use of non-GAAP financial measures on May 17, 2016. Based on new SEC guidance, the Company will no longer report certain adjustments to non-GAAP EPS, such as duplicative acquisition expenses. While the Company did not have any duplicative expenses in its third quarter 2016 results, the table below illustrates the impact of excluding duplicative expenses on our adjusted non-GAAP EPS for the periods noted.

	Three Months Ended				Nine Months Ended		Year Ended
	6/30/16	3/31/16	12/31/15	9/30/15	9/30/16	9/30/15	12/31/15
Non-GAAP dilutive EPS (1)	$0.57	$0.46	$0.33	$0.38	$1.74	$1.58	$1.90
(1)

Excludes duplicative costs of $14.7 million, $13.3 million, $23.4 million, and $27.9 million for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively. Excludes duplicative costs of $28.0 million, $46.8 million, and $70.2 million for the nine months ended September 30, 2016 and 2015 and the year ended December 31, 2015, respectively.

The Company will continue to report GAAP and adjusted non-GAAP financial measures, and, in addition, the Company will separately report financial data that will permit investors to calculate measures comparable to our historical non-GAAP financial measures.

Investor Relations

Joel Jeffrey

(212) 271-3610, investorrelations@stifel.com